EXHIBIT 99.1

Veritone Reports Financial Results for the Second Quarter of 2020

- Record Quarterly Revenues of $13.3 Million -

COSTA MESA, CA – August 10, 2020 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the second quarter and six months ended June 30, 2020.

“Veritone’s employees performed with grace and determination, helping our customers build out their digital capabilities to improve efficiency and transform their operations,” said Chad Steelberg, Chairman and CEO of Veritone. “As a result, we posted second quarter net revenues of $13.3 million, up 8.1% year-over-year, and we are forecasting an even better performance in the third quarter.  These record results demonstrate the power of our aiWARE operating system and world-class AI applications, and the value of our differentiated and diverse portfolio.”

Ryan Steelberg, President of Veritone added, “We are immensely proud of our team’s performance during this truly unprecedented business environment - they have responded very well, staying focused and agile and are continuing to generate strong results.  Our Advertising and Content Licensing businesses outperformed our expectations in the second quarter despite the challenging economic conditions, and we expect to see sequential revenue growth again in the third quarter.”

Second Quarter 2020 Financial Highlights

●	Net revenues were $13.3 million, an increase of 11.5% compared with $11.9 million in Q1 of 2020 and an increase of 8.1% compared with $12.3 million in Q2 of 2019.
●	Advertising net revenues were $7.0 million, an increase of 17.3% compared with $6.0 million in Q1 of 2020 and an increase of 20.5% compared with $5.8 million in Q2 of 2019.
●

aiWARE Content Licensing and Media Services net revenues were $3.2 million, an increase of 15.5% compared with $2.8 million in Q1 of 2020, but a decrease of 13.9% compared with $3.8 million in Q2 of 2019.

●	Net loss was $11.8 million, improving $0.9 million compared with Q1 of 2020 and $4.9 million compared with Q2 of 2019.
●	Non-GAAP net loss was $5.7 million, improving $0.9 million compared with Q1 of 2020 and $3.5 million compared with Q2 of 2019.

Recent Business Highlights

●	Recorded new bookings from Government, Legal and Compliance customers in Q2 of 2020 that exceeded the total net revenues recognized from such markets in all of 2019.
●	Generated initial revenues from a SaaS customer in the renewable energy market.
●

Delivered strong revenue growth from its VeriAds Networks; the Company has now contracted with over 250 U.S. radio stations for its Spot Network, and over 3,000 unique influencers have been active on its Influencer Bridge platform in 2020.

●	Added to the Russell 2000® Index.

Second Quarter 2020 Financial Results

Net revenues were $13.3 million, compared with $12.3 million in the second quarter of 2019.  Net revenues in the second quarter of 2020 were comprised of $7.0 million from Advertising, $3.0 million from aiWARE SaaS solutions, and $3.2 million from aiWARE content licensing and media services.  The Company saw significant rebounds in its Advertising and Content Licensing businesses from the first quarter levels, though its Content Licensing business continues to be constrained by the cancellation of major sporting events and slower activity in film and television production.  The Company’s SaaS business delivered 12.1% year-over-year growth, but was 3.4% lower sequentially due to a software license in the first quarter that did not recur.

Gross margins were 67.4%, compared with 62.8%  in the second quarter of 2019, due primarily to lower computing costs resulting from the Company’s platform enhancements.

Operating expenses decreased 16.1% to $20.5 million, compared with $24.4 million in the second quarter of 2019, due to the savings associated with the Company’s cost reduction initiatives.

Loss from operations improved $5.2 million to $11.6 million, compared with $16.7 million in the second quarter of 2019.

Net loss improved $4.9 million to $11.8 million, or $0.43 per share, compared with $16.7 million, or $0.80 per share, in the second quarter of 2019.  The lower net loss was due primarily to the savings associated with the Company’s cost reduction initiatives.

Non-GAAP net loss improved $3.5 million to $5.7 million, or $0.21 per share, compared with $9.2 million, or $0.44 per share, in the second quarter of 2019.  The lower non-GAAP net loss was due primarily to the savings associated with the Company’s cost reduction initiatives.

Cash: As of June 30, 2020, the Company had cash and cash equivalents of $50.1 million, including $24.2 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

First Half 2020 Financial Results

Net revenues were $25.2 million, up 3.2% compared with $24.4 million in the first half of 2019.  Net revenues in the first half of 2020 were comprised of $13.0 million from Advertising, $6.1 million from aiWARE SaaS solutions, and $6.0 million from aiWARE content licensing and media services.

Gross margins were 67.7%, compared with 65.4% in the first half of 2019.

Operating expenses decreased 15.9% to $41.4 million, compared with $49.2 million in the first half of 2019.

Loss from operations improved $8.9 million to $24.4 million, compared with $33.2 million in the first half of  2019.

Net loss improved $8.5 million to $24.5 million, or $0.91 per share, compared with $33.0 million, or $1.64 per share, in the first half of 2019.

Non-GAAP net loss improved $6.1 million to $12.4 million, or $0.46 per share, compared with $18.5 million, or $0.92 per share, in the first half of 2019.

Business Outlook
For the third quarter of 2020, Veritone expects sequential revenue growth in its Advertising business and from SaaS customers in the Government, Legal and Compliance markets.  The Company expects its total net revenues for the third quarter of 2020 to be in the range of $14.2 million to $14.6 million, assuming that major sporting events occur in line with current schedules and that the Company’s Advertising clients do not experience further supply chain disruptions.  Based on this expected revenue level and its continuing cost discipline, the Company expects to reduce its non-GAAP net loss sequentially again in the third quarter, to be in the range of $5.7 million to $5.3 million.

Conference Call

Veritone will hold a conference call on Monday, August 10, 2020 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the second quarter of 2020, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

Preregister*: http://dpregister.com/10146081

Live audio webcast: investors.veritone.com

Domestic call number:1-866-270-1533

International call number:1-412-317-0797

Call ID:10146081

* Callers who pre-register will be emailed upon registering a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. If you have any difficulty connecting with the conference call, please contact LHA at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. Additionally, a telephonic replay of the call will be available through August 24, 2020:

Replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10146081

About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “Non-GAAP net loss,” and “Non-GAAP net loss per share.” Non-GAAP net loss is the company’s net loss, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, and certain acquisition, integration and financing-related costs.  Non-GAAP net loss should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss are detailed in the reconciliations included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Non-GAAP net loss differently.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Costa Mesa, California, and has offices in Denver, London, New York, and San Diego. To learn more, visit Veritone.com.

Safe Harbor Statement
This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectation of sequential revenue growth in the third quarter of 2020, particularly in its Advertising business and from SaaS customers in the Government, Legal and Compliance markets; and the Company’s expected total net revenues and Non-GAAP net loss in the third quarter of 2020. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations
Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$50,081	$44,065
Accounts receivable, net	24,535	21,352
Expenditures billable to clients	3,177	10,286
Prepaid expenses and other current assets	5,279	5,409
Total current assets	83,072	81,112

Property, equipment and improvements, net	2,732	3,214
Intangible assets, net	13,432	16,126
Goodwill	6,904	6,904
Long-term restricted cash	855	855
Other assets	292	315
Total assets	$107,287	$108,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$20,498	$17,014
Accrued media payments	31,797	26,664
Client advances	4,461	9,080
Accrued compensation	2,334	2,486
Other accrued liabilities	6,830	4,492
Total current liabilities	65,920	59,736
Other liabilities	1,287	1,379
Total liabilities	67,207	61,115

Stockholders' equity
Common Stock	28	26
Additional paid-in capital	296,967	279,828
Accumulated deficit	(256,966)	(232,489)
Accumulated other comprehensive income	51	46
Total stockholders' equity	40,080	47,411
Total liabilities and stockholders' equity	$107,287	$108,526

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net revenues	$13,268	$12,270	$25,172	$24,395
Cost of revenues	4,325	4,562	8,136	8,434
Gross profit	8,943	7,708	17,036	15,961
	67%	63%	68%	65%
Operating expenses:
Sales and marketing	5,460	6,448	10,920	12,581
Research and development	3,696	6,351	7,598	13,289
General and administrative	11,343	11,645	22,886	23,335
Total operating expenses	20,499	24,444	41,404	49,205
Loss from operations	(11,556)	(16,736)	(24,368)	(33,244)
Other income (expense), net	(235)	51	(104)	262
Loss before provision for income taxes	(11,791)	(16,685)	(24,472)	(32,982)
Provision for income taxes	2	6	5	15
Net loss	$(11,793)	$(16,691)	$(24,477)	$(32,997)
Net loss per share:
Basic and diluted	$(0.43)	$(0.80)	$(0.91)	$(1.64)
Weighted average shares outstanding:
Basic and diluted	27,117,432	20,759,396	26,945,297	20,138,756
Comprehensive loss:
Net loss	$(11,793)	$(16,691)	$(24,477)	$(32,997)
Unrealized gain on marketable securities, net of income taxes	-	13	-	48
Foreign currency translation gain, net of income taxes	1	45	5	24
Total comprehensive loss	$(11,792)	$(16,633)	$(24,472)	$(32,925)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(24,477)	$(32,997)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,206	2,719
Issuance of warrants	102	-
Change in fair value of warrant liability	200	50
Provision for doubtful accounts	213	44
Stock-based compensation expense	8,587	11,285
Other	—	(19)
Changes in assets and liabilities:
Accounts receivable	(3,453)	2,278
Expenditures billable to clients	7,109	(2,111)
Prepaid expenses and other current assets	(363)	413
Accounts payable	3,484	(10,255)
Accrued media payments	5,133	13,367
Client advances	(4,619)	(3,727)
Other accrued liabilities	2,193	2,364
Other liabilities	(92)	(17)
Net cash used in operating activities	(2,777)	(16,606)
Cash flows from investing activities:
Proceeds from sales of marketable securities	—	8,616
Proceeds from the sale of equipment	56	—
Capital expenditures	(30)	(208)
Intangible assets acquired	—	(477)
Acquisition of businesses, net of cash acquired	—	(883)
Net cash provided by investing activities	26	7,048
Cash flows from financing activities:
Proceeds from common stock offerings, net	6,527	11,778
Proceeds from loan	6,491	—
Repayment of loan	(6,491)	—
Proceeds from the exercise of warrants	2,100	—
Proceeds from issuances of stock under employee stock plans, net	140	414
Net cash provided by financing activities	8,767	12,192
Net increase in cash, cash equivalents and restricted cash	6,016	2,634
Cash, cash equivalents and restricted cash, beginning of period	44,920	38,776
Cash, cash equivalents and restricted cash, end of period	$50,936	$41,410

VERITONE, INC.
NET REVENUES DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Advertising	$7,038	$5,842	$13,039	$11,556
aiWARE SaaS Solutions	3,002	2,677	6,110	5,431
aiWARE Content Licensing and Media Services	3,228	3,751	6,023	7,408
Net revenues	$13,268	$12,270	$25,172	$24,395

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(11,793)	$(16,691)	$(24,477)	$(32,997)
Provision for income taxes	2	6	5	15
Depreciation and amortization	1,602	1,586	3,206	2,719
Stock-based compensation expense	4,131	5,255	8,587	10,058
Change in fair value of warrant liability	202	37	200	50
Issuance of warrants	102	—	102	—
Gain on sale of asset	—	—	(56)	—
Interest expense	9	—	9	—
Machine Box contingent payments	—	530	—	1,447
Machine Box earn-out fair value adjustment	—	70	—	70
Performance Bridge earn-out fair value adjustment	—	—	—	139
Non-GAAP Net Loss	$(5,745)	$(9,207)	$(12,424)	$(18,499)

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
Three Months Ending September 30, 2020
Net loss	($12.3) to ($11.9)
Provision for income taxes	—
Depreciation and amortization	1.6
Stock-based compensation expense	5.0
Non-GAAP net loss	($5.7) to ($5.3)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP gross profit	$8,943	$7,708	$17,036	$15,961
Depreciation and amortization	562	535	1,123	905
Non-GAAP gross profit	9,505	8,243	18,159	16,866

GAAP sales and marketing expenses	5,460	6,448	10,920	12,581
Depreciation and amortization	(528)	(529)	(1,059)	(742)
Stock-based compensation expense	(198)	(271)	(376)	(514)
Non-GAAP sales and marketing expenses	4,734	5,648	9,485	11,325

GAAP research and development expenses	3,696	6,351	7,598	13,289
Depreciation and amortization	(256)	(275)	(512)	(502)
Stock-based compensation expense	(184)	(376)	(421)	(757)
Machine Box contingent payments	—	(600)	—	(1,517)
Non-GAAP research and development expenses	3,256	5,100	6,665	10,513

GAAP general and administrative expenses	11,343	11,645	22,886	23,335
Depreciation and amortization	(256)	(247)	(512)	(570)
Stock-based compensation expense	(3,749)	(4,608)	(7,790)	(8,787)
Issuance of warrants	(102)	—	(102)	—
Performance Bridge earn-out fair value adjustment	—	—	—	(139)
Non-GAAP general and administrative expenses	7,236	6,790	14,482	13,839

GAAP loss from operations	(11,556)	(16,736)	(24,368)	(33,244)
Total non-GAAP adjustments (1)	5,835	7,441	11,895	14,433
Non-GAAP loss from operations	(5,721)	(9,295)	(12,473)	(18,811)

GAAP other income (expense), net	(235)	51	(104)	262
Change in fair value of warrant liability	202	37	200	50
Interest expense	9	—	9	—
Gain on sale of asset	—	—	(56)	—
Non-GAAP other income (expense), net	(24)	88	49	312

GAAP loss before income taxes	(11,791)	(16,685)	(24,472)	(32,982)
Total non-GAAP adjustments (1)	6,046	7,478	12,048	14,483
Non-GAAP loss before income taxes	(5,745)	(9,207)	(12,424)	(18,499)

Income tax provision	2	6	5	15

GAAP net loss	(11,793)	(16,691)	(24,477)	(32,997)
Total non-GAAP adjustments (1)	6,048	7,484	12,053	14,498
Non-GAAP net loss	$(5,745)	$(9,207)	$(12,424)	$(18,499)

Shares used in computing non-GAAP basic and diluted net loss per share	27,117	20,759	26,945	20,139
Non-GAAP basic and diluted net loss per share	$(0.21)	$(0.44)	$(0.46)	$(0.92)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other income (expense), net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)
	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2019	2019	2019	2019	2020	2020
Advertising
Average gross billings per active client (in 000's)(1)	$469	$488	$490	$511	$533	$614
Net revenues during quarter (in 000's)	$5,714	$5,842	$6,197	$6,517	$5,881	$6,140

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2019	2019	2019	2019	2020	2020
aiWARE SaaS Solutions
Total accounts on platform at quarter end	911	941	980	1,069	1,587	1,753
New bookings received during quarter (in 000's)(2)	$1,316	$1,351	$1,384	$2,522	$1,397	$2,319
Total contract value of new bookings received during quarter (in 000’s)(3)	$2,092	$1,351	$1,724	$12,872	$2,312	$2,502
Net revenues during quarter (in 000's)	$2,754	$2,677	$2,350	$2,872	$3,002	$3,002

(1)	For each quarter, reflects the average gross quarterly billings per client over the twelve month period through the end of such quarter for clients that are active during such quarter.
(2)

Represents the contractually committed fees payable during the first 12 months of the contract term, or the non-cancellable portion of the contract term (if shorter), for new contracts received in the quarter, excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).

(3)

Represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).